Exhibit 99.1

Heidrick & Struggles Announces Transition of Chief Financial Officer

Company Reiterates Second Quarter 2024 Outlook

CHICAGO, June 17, 2024 – Heidrick & Struggles International, Inc. (Nasdaq: HSII) (“Heidrick & Struggles”, “Heidrick” or the “Company”), a premier provider of global leadership advisory and on-demand talent solutions, today announced that Mark Harris, Chief Financial Officer (“CFO”) has elected to depart the Company to pursue other opportunities. The Company has commenced a formal search for a new CFO, and Harris, who assumed the role in 2018, will remain with the Company until August 2024 to ensure continuity and a successful transition.

“Mark has been a valued member of our executive team over the past six years and made significant contributions during his tenure. He helped lead transformative financial management and discipline, while advancing our strategic direction and the overall growth of the company,” stated Heidrick & Struggles’ Chief Executive Officer Tom Monahan. “I am immensely appreciative of Mark for his partnership and wish him the very best in his next professional endeavor. Our internal team is exceptional, and as premier leaders in executive search, I am confident that we will identify the next world-class CFO to help create unmatched value for clients, colleagues, and investors.”

“I am proud of what we have accomplished during my time at Heidrick & Struggles and honored to have worked with such a talented and dedicated global team,” commented Mark Harris. “It has been a privilege to be part of Heidrick’s journey and I look forward to watching the firm’s continued success.”

2024 Second Quarter Outlook

The Company continues to expect second quarter 2024 consolidated net revenue between $255 million and $275 million.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is a premier provider of global leadership advisory and on-demand talent solutions, serving the senior-level talent and consulting needs of the world’s top organizations. In our role as trusted leadership advisors, we partner with our clients to develop future-ready leaders and organizations, bringing together our services and offerings in executive search, diversity and inclusion, leadership assessment and development, organization and team acceleration, culture shaping and on-demand, independent talent solutions. Heidrick & Struggles pioneered the profession of executive search more than 70 years ago. Today, the firm provides integrated talent and human capital solutions to help our clients change the world, one leadership team at a time. ® www.heidrick.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding guidance for the second quarter of 2024. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Factors that may cause actual outcomes and results to differ materially from what is expressed, forecasted or implied in the forward-looking statements include, among other things, our ability to attract, integrate, develop, manage, retain and motivate qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; our clients’ ability to restrict us our implementation of new technology and intellectual property to deliver new products and services to our clients; our dependence on third parties for the execution of certain critical functions; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; any challenges to the classification of our on-demand talent as independent contractors; the fact that increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks could pose a risk to our systems, networks, solutions, services and data; the fact that our net revenue may be affected by adverse macroeconomic or labor market conditions, including impacts of inflation and effects of geopolitical instability; the aggressive competition we face; the impact of foreign currency exchange rate fluctuations; our ability to access additional credit; social, political, regulatory, legal and economic risks in markets where we operate, including the impact of the ongoing war in Ukraine and the conflict in Israel and the Gaza strip, the risks of an expansion or escalation of those conflicts and our ability to quickly and completely recover from any disruption to our business; unfavorable tax law changes and tax authority rulings; our ability to realize the benefit of our net deferred tax assets; the fact that we may not be able to align our cost structure with net revenue; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to maintain an effective system of disclosure controls and internal control over our financial reporting and produce accurate and timely financial statements; our ability to execute and integrate future acquisitions; and the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive. We caution the reader that the list of factors may not be exhaustive. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2023, under the heading “Risk Factors” in Item 1A. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors & Analysts:

Suzanne Rosenberg, Vice President, Investor Relations

srosenberg@heidrick.com

Media:

Bianca Wilson, Director, Public Relations

bwilson@heidrick.com